UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 9, 2005

FIRST HORIZON PHARMACEUTICAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-30123	58-2004779
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6195 Shiloh Road

Alpharetta, Georgia  30005

(Address of principal executive offices) (Zip Code)

(770) 442-9707

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 7.01    Regulation FD Disclosure

The press release issued May 9, 2005 announcing FDA approval of Triglide is incorporated herein by reference and is attached hereto as Exhibit 99.1.

Item 8.01  Other Events

On May 9, 2005, First Horizon Pharmaceutical Corporation announced that the US Food and Drug Administration (FDA) had approved Triglide, an oral treatment for lipid disorders such as elevated cholesterol (hypercholesterolemia) and triglycerides (hypertriclyceridemia).  Triglide will be  manufactured and supplied by SkyePharma PLC.  Under its agreement with SkyePharma, First Horizon will make a payment of $15 million to SkyePharma as a result of the approval.  First Horizon will also pay royalties and sales-based milestone payments to SkyePharma, and SkyePharma will make a contribution of up to $5 million to First Horizon’s initial marketing expenses to establish Triglide.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Horizon Pharmaceutical Corporation
(Registrant)

By:	/s/ Darrell Borne
Darrell Borne
Chief Financial Officer

Date:  May 12, 2005

Exhibit Index

Exhibit No.	Description
99.1	Press release dated May 9, 2005